Exhibit 4.1


                          SECURITIES PURCHASE AGREEMENT

         Securities Purchase Agreement (this "Agreement"), dated as of November 18, 2002, by and between Decorize, Inc., a Delaware corporation (the "Company"), and Quest Capital Alliance, L.L.C., a Missouri limited liability company ("Purchaser").

         WHEREAS, the Company proposes to issue and sell to Purchaser for cash the number of shares of common stock, $0.001 par value, of the Company (the "Common Stock"), set forth next to Purchaser's name on Exhibit A hereto, and those certain Warrants to purchase an equal number of shares of Common Stock (the "Warrants"), on the terms and conditions set forth below; and

         WHEREAS, the Company, among other things, has agreed to provide certain registration rights under the Securities Act of 1933, as amended from time to time (the "Securities Act"), with respect to the shares of Common Stock, including those issuable upon exercise of Warrants, that are being issued to Purchaser pursuant to this Agreement.

         NOW THEREFORE, in consideration of the above recitals and the mutual covenants set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01 The terms defined in this Section 1.01 shall have for all purposes of this Agreement the respective meanings specified below.

         "Agreement" shall mean this Securities Purchase Agreement as it may be amended from time to time.

         "Business Day" shall mean any day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Greene County, Missouri.

         "Closing" shall mean the consummation of the purchase and sale of the Securities.

         "Closing Date" shall mean November 19, 2002, or such later date on which the conditions set forth in Articles VI and VII hereof have been satisfied or waived.

         "Closing Documents" shall mean this Agreement, the stock certificates representing the Shares, the certificates representing the Warrants, the Registration Rights Agreement and any other document required by this Agreement as a condition to the obligations of Purchaser under this Agreement or executed or delivered by the Company at the Closing.

         "Common Stock" shall mean the common stock, $0.001 par value of the Company.

         "Company" shall mean Decorize, Inc., a Delaware corporation, and its successors and assigns.

         "Exhibit" is a reference to an exhibit attached to this Agreement.

         "Material Adverse Change" shall mean a material and adverse change in the business, assets, financial condition, results of operations, affairs or prospects of the Company and its subsidiaries, taken as a whole.

          "Registration Rights Agreement" shall mean that certain Registration Rights Agreement made and entered into as of the Closing Date, by and between the Company and Purchaser (the form of which is attached as Exhibit B).

         "Schedule" is a reference to a schedule attached to this Agreement.

         "Section" shall mean a section or subsection of this Agreement.

         "Securities" shall mean any of the Shares and Warrants purchased and sold under this Agreement, and any Warrant Shares or other shares of capital stock issued or issuable thereunder from time to time.

         "Securities Act" shall have the meaning set forth in the recitals hereto.

         "Shares" shall mean the shares of Common Stock issued and sold by the Company to Purchaser at the Closing in the manner prescribed by this Agreement.

         "Warrants" shall mean those certain Warrants to purchase shares of Common Stock, dated the Closing Date (the form of the certificate for which is attached as Exhibit C), which provides for the issuance of each Warrant Share upon the payment of an initial exercise price of $2.80 per Warrant Share.

         "Warrant Shares" shall mean the shares of Common Stock issued or issuable upon exercise of the Warrants, as such number of shares issuable may be adjusted from time to time under the Warrants.

                                   ARTICLE II
              PURCHASE, SALE AND TERMS OF COMMON STOCK AND WARRANTS

         2.01 The Shares. The Company has authorized the issuance and sale to Purchaser of an aggregate 357,143 shares of Common Stock upon the terms and subject to the conditions described herein. The Shares will have the same rights as all other outstanding shares of Common Stock, as set forth in the Company's Certificate of Incorporation.

         2.02 The Warrants. The Company has also authorized the issuance and sale to Purchaser of the Warrants, which grants Purchaser the right and option to purchase the Warrant Shares on the terms set forth therein. The Warrants may be exercised in whole or in part as set forth in the Warrant. The number of Warrant Shares subject to each Warrant and the exercise price are subject to further adjustment as set forth in the Warrant.

         2.03 Closing of Purchase and Sale of Share and Warrants. At the Closing, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase, an aggregate 357,143 Shares and the Warrants for a total purchase price equal to $500,000.00. The purchase and sale of the Shares and the issuance of the Warrants to Purchaser shall take place by express delivery exchange of the Closing Documents on the Closing Date, with the Closing to be held at the offices of Hallett & Perrin, P.C., 2001 Bryan Street, Suite 3900, Dallas, Texas 75201. At the Closing, the Company shall deliver to Purchaser certificates representing the Shares and the Warrants, against payment of the purchase price, and the Company and Purchaser shall deliver such other agreements, documents and certificates as specified in this Agreement or as may be reasonably requested by each party. The purchase price shall be paid by wire transfer to an account designated by the Company.

         2.04 Registration of Warrants. The Company shall maintain a register of the Warrants to record therein the name and address of the registered holders thereof, instructions for notices, and other information for transfers or exchanges of the Warrants. No transfer of a Warrant shall be valid unless made by the registered holder with the prior written consent of the Company, which shall not be unreasonably withheld and the registered holder shall be deemed the owner thereof for purposes of this Agreement, including payment of principal and interest thereon. Notwithstanding anything in this Section 2.04 to the contrary, the transfer of any Warrant shall also be subject to the restrictions on transfer set forth therein.

         2.05 Further Assurances. The Company and Purchaser shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement and to vest more fully Purchaser's ownership of the Shares and Warrants.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents, warrants and covenants, to the Company as follows:

         3.01 Authorization. Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction. Purchaser has the necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of, and the performance under, this Agreement by Purchaser will not conflict with any rule, regulation, judgment or agreement applicable to Purchaser.

         3.02 Investment Purpose. Purchaser was not formed for the purpose of acquiring the Securities. Purchaser is purchasing the Securities for investment purposes and not with a present view to, or for sale in connection with, a distribution thereof within the meaning of the Securities Act. Purchaser understands that it may not be able to sell or otherwise dispose of the Securities, and accordingly it must bear the economic risk of this investment indefinitely.

         3.03 Reliance On Exemptions. Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon specific exemptions from the registration requirements of federal and state securities laws, and that the Company is relying upon the truth and accuracy of the representations and warranties of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

         3.04 Information. Purchaser has been furnished all documents relating to the business, finances and operations of the Company that Purchaser requested from the Company and has been able to evaluate the risks and merits associated with an investment in the Securities to its satisfaction. Purchaser has been afforded the opportunity to ask questions of the Company's representatives concerning the Company in making the decision to purchase and acquire the Securities, and such questions have been answered to its satisfaction.

         3.05 Governmental Review. Purchaser understands that no federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

         3.06 Purchaser's Qualifications. Purchaser is an "accredited investor" as defined in Rule 501 under Regulation D of the Securities Act ("Regulation D"). Purchaser is capable of evaluating the merits and risks of an investment in the Securities.

         3.07 Restrictions on Transfer. Purchaser covenants and agrees that it shall not transfer any of the Securities unless such Securities are registered under the Securities Act or unless an exemption from registration and qualification requirements is available under the Securities Act and applicable state securities laws and the Company has received an opinion of counsel satisfactory to it stating that such registration and qualification is not required. Purchaser understands that certificates representing the Shares, the Warrants and the Warrant Shares shall bear the following, or a substantially similar, legend until such time as they have been registered under the Securities Act or otherwise may be sold without volume or other limitations under Rule 144 under the Securities Act:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         3.08 Residence. Purchaser is a resident of the jurisdiction set forth under its name on the signature pages hereto.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Schedule of Exceptions attached hereto as Exhibit D, the Company represents and warrants to Purchaser as follows:

         4.01 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to own or lease its assets and to carry on its business as now being conducted and presently proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Change. Except for any subsidiaries listed on
Section 4.02 of the Schedule of Exceptions, the Company has no subsidiaries and no equity interests in any corporation, partnership, joint venture or other entity.

         4.02 Subsidiaries. Section 4.02 of the Schedule of Exceptions sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization. Each subsidiary is validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned by the Company.

         4.03 Requisite Power and Authorization. The Company has all necessary corporate power and authority to execute and deliver the Closing Documents and to perform its obligations under each of the Closing Documents, including without limitation the issuance of the Securities hereunder. All corporate action of the Company required for the execution and delivery of the Closing Documents and the issuance and delivery of the Securities has been duly and effectively taken, and no further actions, authorizations or consents, including, without limitation, any consents of the stockholders of the Company, are required. Each of the Closing Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditor's rights, (ii) as limited by general principles of equity that restrict the availability of equitable remedies and (iii) as the indemnity provisions of the Registration Rights Agreement may be limited by law. The Shares, when issued at the Closing in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, charges, claims or encumbrances. The Warrant Shares, if and when issued, delivered and paid for in compliance with the provisions of this Agreement and the Warrants, as applicable, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, charges, claims or encumbrances. The Company has reserved a sufficient number of shares of Common Stock necessary for issuance of the Warrant Shares.

         4.04 SEC Documents. The Company has filed with the Securities and Exchange Commission (the "SEC") all reports, statements, schedules and other documents (collectively, the "SEC Documents") required to be filed by it pursuant to the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"). Since June 30, 2001, all SEC Documents required to be filed were timely filed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements included in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except (i) as may be indicated in the notes to the Financial Statements or (ii) in the case of the unaudited interim statements, as permitted by Form 10-Q under the Exchange Act, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end adjustments and footnotes). Except as set forth in the Financial Statements filed with the SEC prior to the date hereof, neither the Company nor any of its subsidiaries has any liabilities, whether absolute, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such Financial Statements, (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such Financial Statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company or any of its subsidiaries and (iii) liabilities and obligations incurred in connection with the Closing Documents and the transactions contemplated thereby.

         4.05 Capitalization. The capitalization of the Company (on a fully diluted basis) as of the date hereof is set forth on Section 4.05 of the Schedule of Exceptions, including (i) the authorized capital stock, (ii) the number of shares issued and outstanding, after giving effect to the issuance of the Shares (iii) the number of shares reserved for issuance pursuant to stock option, employee benefit or other plans, (iv) the number of shares reserved for issuance or issuable pursuant to securities exercisable for, or convertible into or exchangeable for, any shares of Common Stock, and (v) the number of Warrant Shares reserved for issuance upon exercise of the Warrants. All outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Section 4.05 of the Schedule of Exceptions or otherwise contemplated hereunder, the Company has (i) no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, (ii) no rights, options, warrants, calls or other agreements or commitments of any nature whatsoever relating to the purchase or other acquisition of any shares of its capital stock or securities convertible into or exchangeable for any shares of its capital stock or (iii) no shares of its capital stock reserved for issuance.

         4.06 No Conflicts. Neither the execution, delivery and performance by the Company of this Agreement, the other Closing Documents, and all instruments and documents to be delivered by the Company, nor the consummation of the transactions contemplated by any of the foregoing (i) has constituted or resulted in, or will constitute or result in, a default under or breach or violation of any term or provision of the Certificate of Incorporation or bylaws of the Company or material contracts or instruments to which the Company or any of its subsidiaries is a party or federal, state or local laws, rules or regulations, writs, orders, judgments or decrees which are applicable to the Company, any of its subsidiaries or their assets, (ii) will result in the acceleration or termination of any rights under any contract or instrument to which the Company or any of its subsidiaries is a party or (iii) will result in the creation or imposition of any liens, charges or encumbrances upon any assets of the Company or any of its subsidiaries.

         4.07 Consents. Other than those that will be obtained before the Closing, no approval, consent, order, authorization or other action by, or notice to or filing with, any governmental authority or regulatory agency or any other person or entity, and no lapse of a waiting period, is required in connection with the execution, delivery or performance by the Company of this Agreement, any other Closing Document, the issuance and delivery of any of the Securities or any other transactions contemplated by any of the Closing Documents except for (i) the filing of a Form D with the SEC, (ii) filings required under applicable state "blue sky" laws (which shall be duly filed and effective prior to the Closing if so required under such laws) and (iii) the filing of a registration statement or statements pursuant to the Registration Rights Agreement.

         4.08 No Material Adverse Change. Since the date of the most recent SEC Documents, the business of the Company and each subsidiary has been operated in the ordinary course and substantially consistent with past practice and there has not been any Material Adverse Change.

         4.09 Litigation. There is no claim, action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its subsidiaries, or any of their respective directors or officers, in their capacities as such, (i) that questions the validity of this Agreement or any other Closing Document or the issuance of the Securities, or the right of the Company to enter into this Agreement or any other Closing Document or to consummate the transactions contemplated by any Closing Document or (ii) that might result, either individually or in the aggregate, in any Material Adverse Change or in any change in the current equity ownership of the Company.

         4.10 The American Stock Exchange. The Common Stock is listed on The American Stock Exchange ("AMEX"), and there are no proceedings to revoke or suspend such listing. The sale of the Securities as contemplated hereby will not result in a violation of the AMEX rules and regulations.

         4.11 No Misrepresentation. No representation or warranty by the Company in this Agreement (including any Exhibit or Schedule hereto) and no statements of the Company contained in any document, certificate, schedule or other information furnished or to be furnished by or on behalf of the Company pursuant to this Agreement or any other Closing Document or in connection with the transactions contemplated by any Closing Document contains or shall contain any untrue statement of material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading. Except for the transactions contemplated hereby, no event or circumstance has occurred or exists with respect to the Company or any of its subsidiaries or their respective business affairs, assets, properties, prospects, operations or financial condition which has not been publicly disclosed, but which, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to the primary issuance of the Company's securities. The Company has delivered true and complete copies of all documents requested by Purchaser.

         4.12 No Brokers or Finders. No person or entity has or will have, as a result of any engagement or contractual obligation incurred by the Company, any right, interest or valid claim against Purchaser for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V
                            COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees that, for so long as Purchaser continues to own the Shares originally issued at the Closing:

         5.01 Exchange Act Filings. The Company shall use its best commercial efforts to file in a timely manner all reports and other documents required to be filed by it under the Exchange Act. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations promulgated thereunder would permit such termination.

         5.02 Authorized Shares. The Company shall, from and at all times after the Closing that the Warrants remain outstanding, maintain a reserve of authorized shares of Common Stock sufficient to cover the issuance of the Warrant Shares underlying the Warrants.

         5.03 Removal of Legends. Any legend endorsed on a certificate pursuant to Section 3.07 and any related stop transfer instructions with respect to any Securities shall be removed, and the Company shall within ten (10) Business Days request its transfer agent to issue promptly a certificate without such legend to the holder thereof, if (i) such Securities shall be registered under the Securities Act, (ii) such legend may be properly removed under the terms of Rule 144 under the Securities Act or (iii) such holder shall provide the Company with an opinion of counsel, satisfactory to the Company, to the effect that a sale, transfer or assignment of such Securities may be made pursuant to Rule 144(k) under the Securities Act.

                                   ARTICLE VI
              CONDITIONS TO OBLIGATIONS OF PURCHASER AT THE CLOSING

         The obligation of Purchaser to purchase the Shares and the Warrants at the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by Purchaser:

         6.01 Closing Documents. The Company shall have delivered to Purchaser this Agreement, the certificate representing the Shares, the certificate representing the Warrants, the Registration Rights Agreement and all related documentation required by this Agreement on the transactions contemplated hereby, all duly executed by the Company.

         6.02 Representations and Warranties; Performance of Obligations. The representations and warranties made by the Company in this Agreement and in any other Closing Document shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date, except for representations and warranties made as of a specific date which shall be true and correct as of such date. The Company shall have performed, satisfied and complied with all obligations and conditions required to be performed or observed by it under this Agreement or any other Closing Document on or prior to the Closing Date.

         6.03 Consents and Waivers. The Company shall have made all filings and obtained any and all consents (including, without limitation, all governmental or regulatory consents), approvals or authorizations, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and any other Closing Document.

         6.04 No Litigation or Legislation. No federal, state or local statute, rule, regulation, decree, ruling or injunction shall have been enacted or entered, and no litigation, proceeding, government inquiry or investigation shall be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement or any other Closing Document, or restricts or impairs the ability of Purchaser to own an equity interest in the Company.

         6.05 Compliance Certificate. The Company shall have delivered to Purchaser a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, certifying to the fulfillment of the conditions set forth in Sections 6.03, 6.04 and 6.05.

         6.06 Opinion of Counsel. Purchaser shall have received from Hallett & Perrin, P.C., counsel to the Company, an opinion addressed to Purchaser, dated as of the Closing Date, in substantially the form attached hereto as Exhibit E.

         6.07 Due Diligence and Other Agreements. Prior to Closing, Purchaser shall have completed its due diligence with respect to the Company.

                                   ARTICLE VII
             CONDITIONS TO OBLIGATION OF THE COMPANY AT THE CLOSING

         The obligation of the Company to sell and issue the Securities to Purchaser at the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the
Company:

         7.01 Purchase Price; Closing Documents. Purchaser shall have delivered the purchase price for the Securities to be purchased by Purchaser hereunder. Purchaser shall have delivered to the Company this Agreement and all related documentation required by this Agreement or the transactions contemplated hereby, all duly executed by Purchaser.

         7.02 Representations and Warranties; Performance of Obligations. The representations and warranties made by Purchaser in this Agreement shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date. Purchaser shall have performed, satisfied and complied with all obligations and conditions required to be performed or observed by it under this Agreement or any other Closing Document on or prior to the Closing Date.

         7.03 No Litigation or Legislation. No federal, state or local statute, rule, regulation, decree, ruling or injunction shall have been enacted or entered, and no litigation, proceeding, government inquiry or investigation shall be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement or any other Closing Document, or restricts or impairs the ability of Purchaser to own an equity interest in the Company.

         7.04 No Material Adverse Change. There shall not have occurred since the execution of this Agreement any Material Adverse Change.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.01 Waiver. No course of dealing between Purchaser and any other party hereto or any failure or delay on the part of Purchaser in exercising any rights or remedies under this Agreement or any of the Closing Documents shall operate as a waiver of any rights or remedies of Purchaser. No single or partial exercise of any rights or remedies under this Agreement or any of the Closing Documents shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder.

         8.02 Survival of Covenants; Successors and Assigns. All representations and warranties of the Company contained in this Agreement, in the Schedules, or in any exhibit, certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing and shall continue in full force and effect for three years after the Closing Date. The parties hereto understand and agree that this Agreement contains obligations, agreements and covenants that are intended to and shall continue after the Closing and except as otherwise provided herein, all covenants, agreements and obligations made herein, in the other Closing Documents and in certificates delivered in connection herewith or on behalf of the Company, shall survive the execution and delivery of this Agreement and shall bind and inure to the benefit of the Company and its successors and assigns and the holders of the Securities from time to time.

         8.03 Notices. Any notice or communication to be given under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by telecopy. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by hand, courier service, or telecopy, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed as set forth on the signature pages to this Agreement. Any party may change its address for notice by written notice to the other parties hereto.

         8.04 Descriptive Headings. The descriptive headings of this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

         8.05 GOVERNING LAW. THIS AGREEMENT, THE WARRANTS, THE OTHER CLOSING DOCUMENTS AND THE OTHER INSTRUMENTS EXECUTED HEREUNDER, ARE PERFORMABLE IN GREENE COUNTY, MISSOURI, AND SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, UNDER AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE.

         8.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument, but only one of which need be produced.

         8.07 Expenses. All expenses, including (without limitation) attorneys' and accountants' fees incurred or to be paid by the Company or Purchaser in connection with the transactions contemplated by this Agreement shall be paid by whichever of them incurred such expenses, as the case may be.

         8.08 Binding Effect. This Agreement shall be binding upon the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs and assigns.

         8.09 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         8.10 Changes, Modifications or Waivers. No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall any waiver of any term or condition in the future be so binding, unless such change or modification or waiver shall be in writing and signed by the Company and Purchaser.

         8.11 Miscellaneous. No failure or delay on the part of any party in exercising any right, power or remedy hereunder or under the Warrants shall operate as a waiver thereof. The waiver by any party of a breach of any provision of this Agreement or the Warrants shall not operate or be construed as a waiver of any subsequent breach. No modification, amendment or termination under this Agreement or the Warrants shall be valid unless evidenced by a writing signed by Purchaser. This Agreement and the other Closing Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all proposals and agreements, whether written or oral, and all other communications between the parties relating to the subject matter of this Agreement, the Shares or the Warrants. In the event that the terms set forth in this Agreement and in the other Closing Documents conflict, this Agreement shall control. The invalidity, illegality or unenforceability of any provision of this Agreement or the other Closing Documents shall in no way affect the validity, legality or enforceability of any other provision. This Agreement and the other Closing Documents shall be binding upon and inure to the benefit of the Company and Purchaser and their respective successors and assigns.

         8.12 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

                  (a) by mutual written consent of the Company and Purchaser; or

                  (b) by either the Company or Purchaser if the transactions contemplated hereby shall not have been consummated on or before the close of business on November 22, 2002.

In the event of termination of this Agreement as provided above, this Agreement shall forthwith become of no further effect and there shall be no liability or obligation on the part of any party.



                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as an instrument under seal and as of the date first above written.

                                   THE COMPANY:

                                   DECORIZE, INC.,
                                   a Delaware corporation


                                   By:
                                        ----------------------------------------
                                   Name:  Alex Budzinsky
                                   Title:  Executive Vice President and CFO
                                   Address: 1938 East Phelps
                                            Springfield, Missouri 65802
                                            Attn:  Chief Financial Officer


                                   PURCHASER:

                                   QUEST CAPITAL ALLIANCE, L.L.C.
                                   a Missouri limited liability company


                                   By:
                                        ----------------------------------------
                                   Name:  Steven W. Fox
                                   Title:  General Manager
                                   Address:  3140 East Division
                                             Springfield, Missouri  65802
                                             Attn: General Manager

                                  EXHIBIT LIST

Exhibit A:        Securities Schedule
Exhibit B:        Registration Rights Agreement
Exhibit C:        Form of Warrant
Exhibit E:        Opinion of Counsel

                                                     EXHIBIT A

                                               Schedule of Purchasers


                                  Number of Shares of      Number of Shares Issuable Under
          Purchaser                   Common Stock                     Warrants              Purchase Price
          ---------                   ------------                     --------              --------------
Quest Capital Alliance                   357,143                       357,143                 $500,000.00
Total                                    357,143                       357,143                 $500,000.00


                                                        A-1

                                    EXHIBIT B
                          Registration Rights Agreement


                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement ("Agreement"), dated as of November 18, 2002, is made and entered into by and between Decorize, Inc., a Delaware corporation (the "Company"), and Quest Capital Alliance, L.L.C., a Missouri limited liability company (the "Holder").

                                   WITNESSETH:

         WHEREAS, the Company has entered into that certain Securities Purchase Agreement dated as of even date herewith (the "Purchase Agreement"), whereby the Company will sell and the Holder will buy certain of the Company's securities on the terms and subject to the restrictions contained in the Purchase Agreement; and

         WHEREAS, in consideration of the purchase by the Holder of the Company's securities pursuant to the Purchase Agreement, the Company has agreed to grant the Holder the registration rights set forth in this Agreement;

         NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         The terms defined in this Article I shall have for all purposes of this Agreement the respective meanings set forth below:

         "Board" shall mean the Board of Directors of the Company.

         "Common Stock" shall mean the Common Stock, $0.001 par value, of the Company, and any other class of capital stock of the Company that is duly authorized and issued from time to time that does not have preferential rights as to dividends or distributions of the Company's assets over any other class of capital stock of the Company, including any shares issued in exchange for shares of Common Stock upon any recapitalization by the Company.

         "Exchange Act" shall mean the Securities and Exchange Act of 1934, as it may be amended from time to time.

         "Misstatement" shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus not misleading.

         "Person" shall mean a natural person, partnership, corporation, business trust, association, joint venture or other entity or a government or agency or political subdivision thereof.

         "Prospectus" shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

         "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of even date herewith, to which the Company and the Holder are parties.

         "Registrable Security" shall mean (a) an outstanding share of Common Stock issued by the Company to the Holder pursuant to the Purchase Agreement, including any shares of Common Stock issued upon the exercise of the Warrants sold to the Holder thereunder, and (b) any security issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, that, any such share or security shall be deemed to be Registrable Security only if and so long as it is a Transfer Restricted Security.

         "Registration" shall mean either a Demand Registration described in
Section 2(a) or a Piggyback Registration described in Section 2(b) hereof.

         "Registration Expenses" shall mean the out-of-pocket expenses of a Registration, including without limitation the following:

                  (1) all registration and filing fees (including fees with respect to filings required to be made with the National Association of Securities Dealers, Inc.) and any securities exchange on which the Common Stock is then listed;

                  (2) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

                  (3) printing, messenger, telephone and delivery expenses;

                  (4) reasonable fees and disbursements of counsel for the Company; and

                  (5) reasonable fees and disbursements of all independent certified public accountants of the Company incurred specifically in connection with such Registration.

         "Registration Statement" shall mean any registration statement which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Transfer Restricted Security" shall mean an issued and outstanding security that has not been sold to or through a broker, dealer or underwriter in a public distribution or other public securities transaction or sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144(k) promulgated thereunder (or any successor rule other than Rule 144A). A security shall cease being a Transfer Restricted Security if (i) all stop transfer instructions or notations and restrictive legends with respect to such security are eligible to be removed, and (ii) the Holder of such security has received an opinion of counsel to the Company, to the effect that such security in the Holder's hands are freely transferable in any public or private transaction without registration under the Securities Act (or the Holder has waived receipt of such opinion).

         "Underwritten Registration" or "Underwritten Offering" shall mean a Registration in which securities of the Company are sold to an underwriter for distribution to the public.

                                   ARTICLE II
                                  REGISTRATIONS

         2.01 Demand Registration. Subject to the restrictions set forth below, if at any time after the Closing (as defined in the Purchase Agreement), the Company shall receive from the Holder a written request to register at least fifty percent (50%) of the Registrable Securities owned by the Holder (or its respective successors and permitted assigns) as of the date of such request, then the Company shall effect as soon thereafter as practicable, and in any event within fifteen (15) days of the receipt of such request, the Registration under the Securities Act of all Registrable Securities which the Holder requests to be registered. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.01:

                  (a) if the offering cannot be made on Form S-3 for any reason other than the Company's failure to timely file its period reports under the Exchange Act; or

                  (b) if in the good faith judgment of the Board of Directors of the Company, such Registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such Registration Statement at such time, and the Company shall furnish to the Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is, therefore, essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing (except as provided in subparagraph (a) above) for a period of not more than one hundred eighty (180) days after receipt of the request of the Holder; provided, that the Company shall not defer its obligation in this manner more than twice in any 12-month period.

Furthermore, the Company shall not be required to effect more than two (2) Registrations under this Section 2.01 on behalf of the Holder; provided, that a Registration shall not be counted for such purposes unless such Registration has become effective and all of the Registrable Securities to be registered on behalf of the Holder has been sold, in accordance with Section 3.01(a) of this Agreement.

         2.02 Piggyback Registration. Each time the Company decides to file a Registration Statement under the Securities Act with respect to its Common Stock (other than on Forms S-4 or S-8 or any successor form for the registration of securities issued or to be issued in connection with a merger or acquisition or employee benefit plan), including any Registration Statement filed on behalf of stockholders of the Company exercising registration rights granted by the Company with respect to such shares, the Company shall give written notice thereof to the Holder. The Company shall include in such Registration Statement such shares of Registrable Securities for which it has received written requests to register such shares within thirty (30) days after such written notice has been given. If in the good faith judgment of the managing underwriter in any Underwritten Offering, the inclusion of all of the shares of Registrable Securities and any other Common Stock requested to be registered by third parties holding similar registration rights would interfere with the successful marketing of a smaller number of such shares, then the number of shares of Registrable Securities and other Common Stock to be included in the offering

(except for shares to be issued by the Company in an offering initiated by the Company) shall be reduced as provided herein. The Company shall advise the Holder requesting registration of the underwriters' decision, and the number of shares that are entitled to be included in the Underwritten Registration shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 2.03 below. If any person does not agree to the terms of any such underwriting, then he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration or if the number of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 2.03 below.

         2.03 Registration Cutback. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of any currently unissued securities of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holder or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holder and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares Registrable Securities and Other Shares that would be held by the Holder and such other selling stockholders, assuming conversion. If the Holder or any other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him or it pursuant to the above-described procedure, the remaining portion of such stockholder's allocation shall be reallocated among those other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of Registrable Securities and Other Shares which would be held by the Holder and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holder and other selling stockholders have been so allocated.

                                   ARTICLE III
                               COMPANY PROCEDURES

         3.01 General Procedures. If and whenever the Company is required to register Registrable Securities, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

                  (a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until the Registrable Securities covered by such Registration Statement have been sold;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holder or any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

                  (c) deliver to the Holder and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such Persons may reasonably request (the Company hereby consents to the use of each such Prospectus (or preliminary prospectus) by the Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary prospectus)) and a reasonable number of copies of the then-effective Registration Statement and any post-effective amendments thereto and any supplements to the Prospectus, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (d) prior to any public offering of Registrable Securities, register or qualify or cooperate with the Holder, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Holder or such underwriters may designate in writing and do anything else necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                  (e) cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

                  (f) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

                  (g) advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                  (h) at least three days prior to the filing of any Registration Statement or prospectus or any amendment or supplement to such Registration Statement or prospectus or any document that is to be incorporated by reference into such Registration Statement or prospectus, furnish a copy thereof to each seller of such Registrable Securities or their counsel;

                  (i) notify the Holder at any time when a prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.05; and

                  (j) permit a representative of the Holder, the underwriters, if any, and any attorney or accountant retained by the Holder or underwriter to participate, at each such Person's own expense, in the preparation of the Registration Statement, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives, underwriters, attorneys or accountants enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information.

         3.02 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holder that the Holder will bear all incremental selling expenses relating to the sale of the Registrable Securities, such as underwriters' commissions and discounts, brokerage fees, underwriter marketing costs and all fees and expenses of any legal counsel representing the Holder.

         3.03 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         3.04 Suspension of Sales. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, the Holder shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

         3.05 Reporting Obligations. As long as the Holder shall own Registrable Securities, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holder with true and complete copies of all such filings. The Company further covenants that it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell shares of Common Stock held by the Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act ("Rule 144"), including providing any legal opinions. Upon the request of the Holder, the Company shall deliver to the Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

         3.06 Indemnification.

                  (a) The Company agrees to indemnify, to the extent permitted by law, the Holder of Registrable Securities, its officers and directors and each Person who controls the Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys' fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Holder expressly for use therein or by the Holder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished the Holder with a sufficient number of copies of the same. The Company will indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holder.

                  (b) In connection with any Registration Statement in which the Holder of Registrable Securities is participating, the Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys' fees) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Holder expressly for use therein; provided, that the obligation to indemnify will be several, not joint and several, among the Holder and any other stockholder with Registrable Securities in such Registration, and the liability of each such stockholder will be in proportion to and limited to the gross amount received by such stockholder from the sale of Registrable Securities pursuant to such Registration Statement. The Holder of Registrable Securities will indemnify the underwriters, their officers, directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to indemnification of the Company.

                  (c) Any person entitled to indemnification herein will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. The Company and the Holder of Registrable Securities participating in the offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company's or the Holder's indemnification is unavailable for any reason.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an Underwritten Offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

         3.07 Restrictions on Public Sales. In consideration of the agreements contemplated herein, the Holder and the Company further agree to the following restrictions:

                  (a) The Holder, if the Company or the managing underwriters so request in connection with any underwritten registration of the Company' securities, will not, without the prior written consent of the Company or such underwriters, effect any sale of the Registrable Securities to the public pursuant to a public offering or otherwise or other distribution of any equity securities of the Company, including any sale pursuant to Rule 144 (each of the foregoing, a "Prohibited Sale"), during the seven (7) days prior to, and during the one hundred eighty (180) day period commencing on, the effective date of such underwritten registration, except in connection with such underwritten registration; provided, that the foregoing shall not apply to restrict the sale by any stockholders who together with any of its Affiliates, as such term is defined in the Securities Act, holds less than two percent (2%) of the Common Stock on a fully diluted basis.

                  (b) The Company agrees not to effect any Prohibited Sale or other distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, during the period commencing on the seventh day prior to, and ending on the one hundred eightieth (180th) day following, the effective date of any underwritten Demand or Piggyback Registration, except in connection with any such underwritten registration and except for any offering pursuant to an employee benefit plan and registered on Form S-8 (or any successor form).


                                   ARTICLE IV
                                  MISCELLANEOUS

         4.01 Notices. All notices and other communications provided for or permitted hereunder shall be made in accordance with the notice provisions contained in Section 8.03 of the Purchase Agreement.

         4.02 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. No rights under this Agreement may be assigned by the Holder without the prior written consent of the Company.

         4.03 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

         4.04 GOVERNING LAW; VENUE. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION. VENUE FOR ANY ACTION TO ENFORCE, INTERPRET, OR RESOLVE ANY DISPUTE WITH RESPECT TO ANY PROVISION OF THIS AGREEMENT SHALL BE EXCLUSIVELY IN GREENE COUNTY, MISSOURI, AND ALL PARTIES HERETO AGREE THAT ANY LITIGATION DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN SUCH COUNTY AND STATE. EACH OF THE PARTIES FURTHER ACKNOWLEDGE THAT SUCH VENUE IS APPROPRIATE AND AGREE NOT TO RAISE ANY ARGUMENT THAT SUCH VENUE IS IN ANY WAY UNDULY INCONVENIENT FOR ANY OF THEM, WITH THEIR EXECUTION HEREOF BEING EVIDENCE OF THEIR AGREEMENT TO SUBMIT TO THE JURISDICTION OF SUCH COURTS.

         4.05 Amendments and Modifications. Upon the written consent of the Holder, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be modified. No course of dealing between the Holder or the Company and any other party hereto or any failure or delay on the part of the Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of the Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.


                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

                                    COMPANY:

                                    DECORIZE, INC.,
                                    a Delaware corporation


                                    By:
                                         --------------------------------------
                                    Name:  Alex Budzinsky
                                    Title:  Executive Vice President and CFO


                                    HOLDER:

                                    QUEST CAPITAL ALLIANCE, L.L.C.
                                    a Missouri limited liability company


                                    By:
                                         --------------------------------------
                                    Name:  Steven W. Fox
                                    Title:  General Manager

                                    EXHIBIT C

                                 Form of Warrant

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                               WARRANT CERTIFICATE

                         For Purchase of Warrant Shares

                                       of

                                 DECORIZE, INC.

                                November 19, 2002


         THIS CERTIFIES THAT, for value received, Quest Capital Alliance, L.L.C., a Missouri limited liability company, whose address is 3140 East Division, Springfield, Missouri 65802, or its registered transferees or assigns, is entitled, subject to the terms and conditions hereinafter set forth, to purchase from Decorize, Inc., a Delaware corporation (the "Company"), 357,143 fully paid and nonassessable Warrant Shares (such number of Warrant Shares shall hereafter be referred to as the "Exercise Number"). This Warrant is (which, together with all Warrants issued in exchange, transfer or replacement of any thereof, are referred to herein as the "Warrants") issued pursuant to that certain Securities Purchase Agreement dated as of November 19, 2002 (the "Agreement"), between the Company and Purchaser (as defined therein), and shall be entitled to the rights set forth therein. Unless otherwise defined herein, capitalized terms used in this Warrant shall have the meanings given to such terms in the Agreement.

         This Warrant may be exercised by presentation and surrender of this Warrant Certificate, together with (i) a completed and executed Election to Purchase in the form attached as Annex I hereto, at any time during the Exercise Period (as hereinafter defined), at the principal office of the Company or at such other office as shall have been theretofore designated by the Company by notice pursuant hereto, and (ii) payment to the Company of the applicable purchase price, as hereinafter set forth. In certain contingencies provided for below, the number of Warrant Shares subject to purchase hereunder or the purchase price thereof are subject to adjustment.

         This Warrant is subject to the following terms and conditions:

         1. Exercise of Warrant.

                  (a) The purchase rights which are represented by this Warrant are exercisable at the option of the holder hereof, in whole at any time, or in part from time to time (but not as to a fractional share of Common Stock), during the Exercise Period. In the case of the purchase of, or the surrender of rights to purchase, less than all the shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares purchasable hereunder.

                  (b) The term "Exercise Period" shall mean and refer to a period commencing on the date hereof and ending at midnight, central time, on the date that is three (3) years from the date hereof.

         2. Price. The purchase price of each Warrant Share purchasable pursuant to the exercise of this Warrant (the "Exercise Price") shall be $2.80, subject to adjustment as set forth herein, payable by bank check or wire transfer of same day funds. Notwithstanding the foregoing, upon exercise of this Warrant, the holder may deliver in payment of a portion or all of the Warrant Shares, certain of the Warrant Shares issuable upon exercise of the Warrant, which shall be valued at the fair market value of such stock on the date of exercise of the Warrant. For purposes of this Warrant, "fair market value" of such shares shall equal the amount established by mutual agreement of the Warrant holder and the Company, and if no such agreement is reached, then the appraised value of the Warrant Shares, without reduction for any discount, minority or otherwise.

         3. Anti-Dilution Provisions. The Exercise Price in effect at any time and the number of Warrant Shares and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of any of the following events:

                  (a) In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. In case at any time the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                  (b) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation, merger or other business combination of the Company with or into another corporation or other entity (other than a merger with a subsidiary in which merger the Company shall be the continuing corporation and which shall not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon conversion of this Warrant) or in case of any sale, lease or conveyance to another corporation or other entity of all or substantially all of the assets of the Company, the Company shall cause effective provisions to be made so that the holder of this Warrant, upon exercise of the Warrant Shares receivable upon the exercise of all Warrant Shares at any time after the consummation of such reclassification, change, consolidation, merger, sale, lease or conveyance, shall be entitled to receive for such shares of Common Stock the stock or other securities or property to which the holder of this Warrant would have been entitled upon such consummation if such Conversion Stock had been converted into shares of Common Stock immediately prior to such consummation. Any such provision shall include provisions for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this paragraph (b) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases or conveyances. In the event that, in connection with any such capital reorganization or reclassification, consolidation, merger, sale, lease or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock subject to the provisions of this Section 3.

         4. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Warrant Shares, but will make a payment in cash based on the Exercise Price in effect at that time.

         5. Exchange and Replacement of Warrant. This Warrant is exchangeable, upon the surrender hereof by the registered holder at the principal office of the Company, for new Warrants of like tenor and date representing the right to purchase the number of shares purchasable hereunder, registered in such names as requested by such holder (subject to the approval and consent of the Company), each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said registered holder at the time of such surrender. Upon receipt by the Company of (a) evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in case of loss, theft or destruction, and (b) indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

         6. Rights Prior to Exercise of Warrant. Prior to the exercise of this Warrant, the holder of this Warrant shall not, by reason of this Warrant or the shares underlying this Warrant, be entitled to any rights of a stockholder of the Company, including without limitation the right to vote, to receive dividends or other distributions or to exercise any preemptive rights and shall not thereby be entitled to receive any notice of any proceedings of the Company, except as specifically provided herein.

         7. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

         8. Transferability; Successors. This Warrant may not be transferred, sold or assigned without the prior written consent of the Company, which may be withheld in its sole discretion. The terms of this Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns and shall be binding upon any person, firm, corporation or other entity to whom this Warrant and any shares of Common Stock issuable upon exercise hereof are assigned or transferred (even if in violation of the provisions of this Warrant) and the heirs, executors, personal representatives, successors and assigns of such person, firm, corporation or other entity.

         9. Amendment and Waiver. Any changes in or additions to this Warrant may be made, and compliance with any covenant or provision herein set forth may be waived, only if the Company shall obtain consent thereto in writing from the holder of this Warrant. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         10. Governing Law; Venue. This Warrant shall be construed in accordance with and be governed by the laws of the State of Delaware without regard to its conflict of laws provisions. Venue for any dispute or proceeding with respect to this Warrant shall be exclusively in the state and federal courts of Greene County, Missouri.



                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered as an instrument under seal and as of the date first above written.



                                         DECORIZE, INC.,
                                         a Delaware corporation



                                         By:
                                              ----------------------------------
                                         Name:  Alex Budzinsky
                                         Title: Executive Vice President and CFO

                                     ANNEX I
                              ELECTION TO PURCHASE



TO: DECORIZE, INC.



         The undersigned owner of the accompanying Warrant hereby irrevocably exercises the option to purchase 357,143 Warrant Shares in accordance with the terms of such Warrant, directs that the Warrant Shares issuable and deliverable upon such purchase (together with any check for a fractional interest) be issued in the name of and delivered to the undersigned, and makes payment in full therefor at the Exercise Price provided in such Warrant.

         COMPLETE FOR REGISTRATION OF WARRANT SHARES ON THE STOCK TRANSFER RECORDS MAINTAINED BY THE COMPANY:



                                     QUEST CAPITAL ALLIANCE, L.L.C.
                                     a Missouri limited liability company



                                     By:
                                         ---------------------------------------
                                     Name:  Steven W. Fox
                                     Title:   General Manager
                                     Address:  3140 East Division
                                               Springfield, Missouri  65802
                                               Attn: General Manager


                                     -------------------------------------------
                                     Social Security or Other Identifying Number

                                     Date: ____________________, 20___

                                    EXHIBIT E

                        Opinion of Hallett & Perrin, P.C.



November 19, 2002


Quest Capital Alliance, L.L.C.
3140 East Division
Springfield, Missouri 65802
Attn:  General Manager

Gentlemen:

         We have acted as counsel to Decorize, Inc., a Delaware corporation (the "Company") in connection with the execution and delivery of the Securities Purchase Agreement dated as of November 19, 2002 (the "Purchase Agreement") between the Company and Quest Capital Alliance, L.L.C., a Missouri limited liability company ("Purchaser"), pursuant to which the Company is issuing and selling the Shares and Warrants. This opinion is provided to you pursuant to
Section 6.06 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         We have examined the Purchase Agreement, the Shares, the Warrants and the other Closing Documents. We have also reviewed originals or copies of such corporate records of the Company, public records, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and such other documents as we have deemed relevant in connection with the rendering of this opinion. As to various questions of fact material to our opinion, we have relied upon the representations of the officers of the Company and other appropriate persons, and the representations and warranties of the Company and the Purchaser contained in the Purchase Agreement, without investigating the factual representations contained therein. Notwithstanding the foregoing, as of the date hereof, no information has come to our attention that would give us actual knowledge of any facts that would be contrary to such statements contained herein.

         Based upon the foregoing, and subject to the exceptions and qualifications hereinafter stated, it is our opinion that:

         1. The Company (i) is a corporation, validly existing and in good standing under the laws of the State of Delaware; (ii) is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction listed on Schedule A hereto; (iii) has the requisite corporate power and authority to own or lease and to operate its properties, and to conduct its current business as described in the SEC Documents; and (iv) has all requisite corporate power and authority to enter into and perform its obligations under the Closing Documents.

         2. Upon issuance in compliance with the terms of the Closing Documents, all of the Shares will be duly authorized, validly issued, fully paid and non-assessable. As of the Closing Date, the Company has reserved a sufficient number of shares of Common Stock necessary for issuance as Warrant Shares. All such shares of Common Stock will, upon issuance after exercise of the Warrants in compliance with the terms of the Closing Documents, be duly authorized, validly issued, fully paid and non-assessable.

         3. The Purchase Agreement and each other Closing Document to which the Company is a party have been duly authorized by all necessary corporate action, duly executed and delivered by or on behalf of the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that (a) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and
(b) any rights to indemnity or contribution thereunder may be limited by federal and state law and public policy considerations.

         4. The execution, delivery and performance by the Company of the Purchase Agreement and the other Closing Documents to which the Company is a party and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Securities, does not and will not (a) constitute or result in a material default under or material breach or violation of (i) any term or provision of the Certificate of Incorporation or bylaws of the Company or (ii) to our knowledge, material contracts or instruments known to us to which the Company or any of its subsidiaries is a party (which contracts and instruments are listed on Schedule B hereto) or (iii) assuming the Company's compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of Purchaser in the Purchase Agreement, any provision of any law, rule or regulation or any judgment, order or decree applicable to the Company or any of its subsidiaries and their respective assets, which, in our experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Closing Documents (but without our having made any special investigation as to other laws); (b) to our knowledge, result in the acceleration or termination of any rights under any material contract or instrument known to us to which the Company or any of its subsidiaries is a party (which contracts and instruments are listed on Schedule B hereto); or (c) to our knowledge, result in the creation or imposition of any liens, charges or encumbrances upon any assets of the Company or any of its subsidiaries.

         5. To our knowledge, no approval, consent, order, authorization of or designation, declaration or filing with any governmental authority or regulatory agency or any other person or entity, and no lapse of a waiting period, is required in connection with the valid execution, delivery or performance by the Company of the Purchase Agreement, any other Closing Document, the issuance and delivery of the Securities or any other transactions contemplated by any of the Closing Documents, except as may be required under applicable state securities or "Blue Sky" laws, as to which we express no opinion.

         6. To our knowledge, except as set forth in the disclosure schedules to the Purchase Agreement, no action, suit, proceeding, inquiry or investigation is now pending or threatened against the Company or any of its subsidiaries, or any of their respective directors or officers, in their capacities as such, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government, or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (a) which, if determined adversely, could result in a Material Adverse Change or (b) questions the validity, enforceability or the authority of the Company to perform its obligations under the Purchase Agreement or any other Closing Document to which the Company is a party or any action taken or to be taken pursuant thereto. To our knowledge, the Company is not a party or subject to the provisions of any order, writ, injunction, judgment, stipulation or decree of any court, administrative agency, commission, regulatory authority, other government agency or instrumentality.

         7. The offering, sale and delivery of the Securities by the Company in the manner contemplated by the Purchase Agreement, assuming the accuracy of the representations and warranties of Purchaser in the Purchase Agreement, constitute transactions that are exempt from the registration requirements of the Securities Act.

         The opinions expressed herein are subject to the following exceptions, limitations and qualifications:

         A. The words "to our knowledge" or "known to us" with reference to matters of fact mean that considering the actual knowledge of those attorneys in our firm who have given substantive attention to the transactions contemplated by the Closing Documents, but not including any independent investigation or any constructive or imputed notice of any information, we find no reason to believe that the opinions expressed herein are factually incorrect. Beyond that, we have made no independent factual investigation for the purpose of rendering an opinion with respect to such matters.

         B. We have assumed that the Purchase Agreement and the other Closing Documents executed in connection therewith by Purchaser have been duly authorized, executed and delivered on each of their behalf and are legally binding upon and enforceable against Purchaser to the extent that each such document purports to be.

         C. With respect to the opinions expressed in Paragraphs 4 and 6, we have not conducted any search of any indexes, dockets or other records of any federal, state or local court, administrative agency or body or of any arbitrator, and have relied, with respect to factual matters, solely upon the representations of the officers of the Company.

         D. We are members of the Bar of the State of Texas only, and do not purport to be experts on, generally familiar with, or qualified to express legal conclusions based on, laws of states other than the State of Texas, the corporate laws of the State of Delaware and the federal securities laws.

         E. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies and the accuracy of all factual recitations contained in certificates or similar documents examined by us.

         F. The opinions expressed in Paragraph 1 regarding the existence and good standing of the Company are rendered solely on the basis of certificates issued by the appropriate Secretaries of States in which the Company is qualified to do business as a foreign corporation, as the case may be.

         G. The opinions expressed in Paragraphs 3 and 4 are subject to (i) the General Qualifications set forth in the Legal Opinion Accord of the ABA Section of Business Law (1991), and (ii) the Other Common Texas Qualifications set forth in the Report of the Legal Opinions Committee Regarding Legal Opinions in Business Transactions (June 1, 1992) of the Business Law Section of the State Bar of Texas, a copy of which qualifications are attached as Schedule C to this opinion letter. Further, the indemnification and contribution provisions of the Closing Documents may be subject to or limited by federal and state securities laws and public policy embodied therein or related thereto.

         The opinions expressed herein are limited to the matters specifically addressed, and no opinion is implied or may be inferred beyond the matters so specifically addressed.

         The opinions expressed in this letter are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.

         This opinion is being furnished to you solely for your benefit and only with respect to the transactions recited herein. Accordingly, it may not be relied upon by, or quoted in any manner or delivered to, any person or entity without, in each instance, our prior written consent.


                                                     Very truly yours,